EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 20-F of our auditor’s report dated March 27, 2024 with respect to the consolidated financial statements of NXT Energy Solutions Inc. as at December 31, 2023 and for the year ended December 31, 2023.

We also consent to the incorporation by reference in the Registration Statement No. 333- 146890 on Form S-8 of our auditor’s report dated March 27, 2024 with respect to the consolidated financial statements of NXT Energy Solutions Inc. as at December 31, 2023 and for the year ended December 31, 2023, as incorporated by reference in this Annual Report on Form 20-F of NXT Energy Solutions Inc. for the year ended December 31, 2023, as filed with the United States Securities and Exchange Commission.

Chartered Professional Accountants

April 26, 2024

Calgary, Canada

MNP LLP
Suite 2000, 112 - 4th Avenue SW, Calgary AB, T2P 0H3	1.877.500.0792 T: 403.263.3385 F: 403.269.8450